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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-25061 of 50-OFF Stores, Inc. of our report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to 50-OFF Stores, Inc.'s ability to continue as a going concern and bankruptcy filing) dated June 9, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
San Antonio, Texas
June 11, 1997